UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 17, 2011 (May 16, 2011)

People’s United Financial, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33326	20-8447891
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

850 Main Street, Bridgeport, CT		06604
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (203) 338-7171

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On May 16, 2011, the Office of Thrift Supervision (“OTS”) notified People’s United Bank (the “Bank”), a wholly-owned subsidiary of People’s United Financial, Inc. (“People’s United”), that the OTS had approved the proposed merger of Danversbank with and into the Bank (the “Danvers Merger”). Danversbank is a wholly owned subsidiary of Danvers Bancorp, Inc. (“Danvers”).

Consummation of the Danvers Merger and the related merger involving People’s United and Danvers remain subject to approval by the Office of the Massachusetts Commissioner of Banks and the Massachusetts Board of Bank Incorporation and the satisfaction or waiver of other customary closing conditions.

People’s United and Danvers will issue a supplemental press release once more definite information about the closing date and the deadline for Danvers stockholders to make elections regarding the form of merger consideration to be received in connection with the merger is known.

Additional Information About the Merger and Where to Find It

In connection with People’s United’s proposed acquisition of Danvers, People’s United has filed a registration statement on Form S-4 with the Securities and Exchange Commission containing a proxy statement/prospectus dated April 1, 2011, which has been mailed to Danvers stockholders. Investors are urged to read these materials, and any other documents filed by People’s United or Danvers with the SEC, because they contain or will contain important information about People’s United, Danvers and the merger. The proxy statement/prospectus and other relevant materials, and any other documents filed by People’s United with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. The definitive proxy statement/prospectus and the other documents may also be obtained for free by accessing People’s United’s website at www.peoples.com under the tab “Investor Relations” and then under the heading “Financial Information” or by accessing Danvers’ website at www.danversbank.com under the tab “Investor Relations” and then under the heading “SEC Filings.” In addition, investors may obtain free copies of the documents filed with the SEC by People’s United by directing a written request to People’s United Financial, Inc., 850 Main Street, Bridgeport, Connecticut 06604, Attn: Investor Relations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

People’s United Financial, Inc.
(Registrant)

Date: May 17, 2011	By:	/s/ Eric J. Appellof
(Signature)
	Name:	Eric J. Appellof
	Title:	Assistant Secretary